Exhibit 99

ConocoPhillips First-Quarter 2008 Interim Update

HOUSTON--(BUSINESS WIRE)--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the first quarter of 2008. The market indicators and company estimates may differ considerably from the company’s actual results scheduled to be reported on April 24, 2008.

Highlights - First-Quarter 2008 vs. Fourth-Quarter 2007
-- Exploration and Production
-- Higher worldwide crude oil prices.
-- Higher U.S. natural gas prices.
-- Worldwide production of approximately 1.8 million BOE per day.
-- Refining and Marketing
-- Significantly lower realized refining and marketing margins.
-- Worldwide refining capacity utilization rate slightly below 90 percent.
-- Midstream and Chemicals
-- Midstream results anticipated to be lower than the previous quarter.
-- Chemicals results expected to be lower than the previous quarter due to the absence of a one-time tax benefit.
-- Corporate and Other
-- Corporate expenses anticipated to be similar to the previous quarter.
-- Debt balance of approximately $21.5 billion.
-- Share repurchases of approximately $2.5 billion.

Exploration and Production (E&P)

The table below provides market price indicators for crude oil and natural gas. The company’s actual crude oil and natural gas price realizations are likely to vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.

Market Indicators
	1Q 2008	4Q 2007	1Q 2008 vs. 4Q 2007	1Q 2007
Dated Brent ($/bbl)	$96.90	$88.69	$8.21	$57.76
WTI ($/bbl)	97.94	90.66	7.28	57.99
ANS USWC ($/bbl)	96.62	88.76	7.86	55.69
Henry Hub first of month ($/mmbtu)	8.03	6.97	1.06	6.77
Source: Platts

First-quarter production on a barrel-of-oil equivalent (BOE) per day basis, including Syncrude and excluding LUKOIL, is anticipated to be slightly below 1.8 million BOE per day. The reduction from the prior quarter is primarily due to the unplanned shutdown of a non-operated natural gas processing plant in the San Juan Basin of the U.S. Lower 48, further complicated by cold weather in the region. Exploration expenses are expected to be approximately $325 million before-tax for the quarter.

Refining and Marketing (R&M)

The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips’ U.S. refineries. Realized refining margins are likely to differ due to the company’s specific locations, configurations, crude oil slates or operating conditions. The company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below. In addition, marketing margins are likely to differ from the U.S. wholesale gasoline marketing indicator due to the product mix, distribution channel and location of the company’s refined product sales.

Market Indicators ($/bbl)
	1Q 2008	4Q 2007	1Q 2008 vs. 4Q 2007	1Q 2007
Refining Margins
East Coast WTI 3:2:1	$7.79	$8.47	$(0.68)	$11.81
Gulf Coast WTI 3:2:1	7.90	6.55	1.35	10.06
Mid-Continent WTI 3:2:1	10.26	9.37	0.89	14.84
West Coast ANS 3:2:1	15.37	16.58	(1.21)	28.68
Weighted U.S. 3:2:1	9.94	9.65	0.29	15.30
NW Europe Dated Brent 3:1:2	16.09	15.55	0.54	12.06
WTI/Maya Differential (trading month)	16.81	15.00	1.81	12.62
WTI/Brent Differential (trading month)	1.04	1.97	(0.93)	0.23
U.S. Wholesale Gasoline Marketing	1.07	(0.43)	1.50	1.15
Source: Platts, Lundberg Survey and OPIS

Realized domestic refining and marketing margins for the first quarter are anticipated to be significantly lower than the fourth quarter due to the absence of a fourth-quarter inventory benefit, higher crude costs relative to the benchmarks, and lower margins for the company’s secondary products, such as fuel oil, natural gas liquids and petroleum coke. During the quarter, the prices for these products did not increase in proportion to the cost of the feedstocks used to produce them.

The company’s average worldwide crude oil refining capacity utilization rate for the first quarter is expected to be slightly below 90 percent. This rate is lower than the previous quarter due to run reductions at certain facilities for economic reasons, as well as higher turnaround and maintenance activity in the East and Mid-Continent regions of the United States.

Unplanned downtime also impacted utilization and margins, which resulted in an overall estimated margin loss of approximately $200 million. Of the total, more than $100 million is expected at the company's U.K. refinery, approximately $60 million is anticipated at ConocoPhillips' U.S. Gulf Coast refineries, and the remainder is related to several other smaller outages throughout the company's U.S. refining system. In addition, first-quarter turnaround costs are expected to be approximately $90 million before-tax.

Corporate and Other

ConocoPhillips’ debt balance is expected to be approximately $21.5 billion at the end of the first quarter. The company anticipates first-quarter repurchases under the share repurchase program to be approximately $2.5 billion. The number of weighted-average diluted shares outstanding during the first quarter is expected to be approximately 1,582 million.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The statements in this update are based on activity from operations for the first two months of the first quarter of 2008 and include estimated results for March and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the first quarter of 2008 on April 24, 2008, may differ materially from the estimates given in this update.

Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ConocoPhillips